                                                                     EXHIBIT 5.1

                           WINTHROP & WEINSTINE, P.A.
                            3000 Dain Rauscher Plaza
                              60 South Sixth Street
                          Minneapolis, Minnesota 55402
                                 (612) 347-0700

                                December 28, 1998

Vital Images, Inc.
3100 West Lake Street, Suite 100
Minneapolis, Minnesota 55416

Re:  Registration Statement on Form S-8
     Vital Images, Inc. 1997 Director Stock Option Plan, as amended (30,000 Shares)

Gentlemen:

We have acted as legal counsel for Vital Images, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, and the Prospectus to be used in conjunction with the Registration Statement (the "Prospectus"), relating to the registration under the Securities Act of 1933, as amended, of 30,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), to be issued under the Vital Images, Inc. 1997 Director Stock Option Plan, as amended, in the manner set forth in the Registration Statement and the Prospectus.

In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

3. The Shares are validly authorized by the Company's Articles of Incorporation, as amended, and when issued and paid for as contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid, and non-assessable.


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

By - /s/ Richard A. Hoel
         Richard A. Hoel